UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

WILSON BANK HOLDING COMPANY

(Exact name of Registrant as Specified in Its Charter)

Tennessee	0-20402	62-1497076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 444-2265

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) SERP Agreement for Kayla Hawkins. Effective June 23, 2025, Wilson Bank and Trust (the “Bank”), a wholly owned subsidiary of Wilson Bank Holding Company (the “Company”) entered into a Supplemental Executive Retirement Plan (the “SERP Agreement”) with Kayla Hawkins, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, to provide Ms. Hawkins with certain supplemental nonqualified pension benefits payable following her separation from service from the Bank under various scenarios. The SERP Agreement includes retirement benefits that are payable for the remainder of Ms. Hawkins’s life following her separation from service from the Bank after reaching age 65 or after reaching age 60 so long as in such early retirement scenario Ms. Hawkins has then been continuously employed by the Bank for a minimum of thirty (30) years. These retirement benefits are to expected to be funded from an annuity contract or multiple annuity contracts to be purchased by the Bank. The SERP Agreement also provides for payments to Ms. Hawkins in the event that she experiences a separation from service from the Bank as a result of disability, with such benefit equal to sixty percent of Ms. Hawkins’s base salary and bonus at the time of her separation from service. This disability benefit is payable to Ms. Hawkins until she reaches age 65, after which she is entitled to receive for the remainder of her life the normal retirement benefit payable to her under the SERP Agreement. The SERP Agreement also includes benefits that would be payable to Ms. Hawkins upon her death. Should she die while still in service to the Bank, Ms. Hawkins would be entitled to receive a lump sum payment equal to the liability accrued by the Bank under generally accepted accounting principles for the benefits payable to Ms. Hawkins under the SERP Agreement as of the time of her death. Should Ms. Hawkins die after she has begun to receive benefit payments under the SERP Agreement, the Bank is obligated under the SERP Agreement to continue to pay her then payable benefit until such time as her beneficiary has received 180 monthly payments. Upon a change of control of the Bank, Ms. Hawkins will become 100 percent vested in her normal retirement benefits and payment of those benefits will commence thirty days following consummation of the change of control.

Ms. Hawkins’s SERP Agreement also includes a provision that conditions payment of the benefit payments to her thereunder other than those owed as a result of a change of control on her not directly or indirectly performing services that are substantially similar to those that she provided to the Bank for a business that is engaged in the business of banking within any county where the Bank has an office as of the date of the SERP Agreement or the date Ms. Hawkins separates from service with the Bank for a period beginning on the date that she separates from service and ending on the earlier of the date that payments are no longer being made to her under the SERP Agreement and the date she reaches the age of 80.

The description of the SERP Agreement included herein is qualified in its entirety by reference to the SERP Agreement, a copy of which is filed herewith as Exhibit 10.1.

Kayla Hawkins Split Dollar Life Insurance Agreement. Effective June 23, 2025, the Bank and Ms. Hawkins entered into a Split Dollar Life Insurance Agreement (the “Split Dollar Life Insurance Agreement”), pursuant to which Ms. Hawkins’s named beneficiary is entitled to receive a death benefit equal to the difference between the death benefit payable under a life insurance policy purchased by the Bank and the accrued cash value of the life insurance policy at the time of Ms. Hawkins’s death. Premiums with respect to the related life insurance policy under the Split Dollar Life Insurance Agreement are payable by the Bank and the Bank is the sole owner of the related life insurance policy. The Split Dollar Life Insurance Agreement automatically terminates on the occurrence of any of the following events prior to Ms. Hawkins’s death: (i) written notice given by either the Bank or Ms. Hawkins to the other; (ii) termination of Ms. Hawkins’s employment with the Bank, whether voluntary or involuntary; or (iii) bankruptcy, receivership or dissolution of the Bank. Upon termination of the Split Dollar Life Insurance Agreement, Ms. Hawkins will forfeit all rights thereunder. The description of the Split Dollar Life Insurance Agreement included herein is qualified in its entirety by reference to the Split Dollar Life Insurance Agreement, a copy of which is filed herewith as Exhibit 10.2.

Amendments to SERP Agreements. Effective June 23, 2025, the Bank entered into (i) a Third Amendment (the “McDearman Third Amendment”) to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of May 22, 2015, as previously amended on October 26, 2020 and December 28, 2020 (as amended, the “McDearman 2015 SERP Agreement”) by and between the Bank and John C. McDearman III, the Company’s President and Chief Executive Officer and the Bank’s Chief Executive Officer; (ii) a Third Amendment (the “Foster Third Amendment”) to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of May 22, 2015, as previously amended on October 26, 2020 and December 28, 2020 (as amended, the “Foster 2015 SERP Agreement”) by and between the Bank and John Foster, the Company’s Executive Vice President and the Bank’s President; (iii) a Third Amendment (the “Oakley Third Amendment”) to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of May 22, 2015, as previously amended on September 26, 2016 and October 26, 2020 and December 28, 2020 (as amended, the “Oakley 2015 SERP Agreement”) by and between the Bank and Clark Oakley, the Bank’s Executive Vice President and Chief Operating Officer; and (iv) a First Amendment (the “Walker First Amendment” and together with the McDearman Third Amendment, the Foster Third Amendment and the Oakley Third Amendment, the “SERP Amendments”) to the Wilson Bank & Trust Supplemental Executive Retirement Plan dated as of November 19, 2018 (as amended, the “Walker 2018 SERP Agreement” and together with the McDearman 2015 SERP Agreement, the Foster 2015 SERP Agreement and the Oakley 2015 SERP Agreement, the “Existing SERP Agreements”) by and between the Bank and Taylor Walker, the Bank’s Executive Vice President. The SERP Amendments amend the Existing SERP Agreements to provide for an early retirement benefit for each of Messrs. McDearman, Foster, Oakley and Walker in the event that he remains employed by the Bank until achieving age 60 and so long as in such early retirement scenario he has then been continuously employed by the Bank for a minimum of thirty (30) years. As amended by the SERP Amendments, the Existing SERP Agreements provide that each of Messrs. McDearman, Foster, Oakley and Walker will be entitled to a monthly benefit payable for the remainder of his life paid from annuity contracts purchased by the Bank in the event that he separates from service from the Bank after reaching age 60 but before reaching age 65 and so long as at the time of his separation from service he had been continuously employed by the Bank for 30 years.

Each of the SERP Amendments to the Existing SERP Agreements also includes a provision that conditions payment of the benefit payments to Messrs. McDearman, Foster, Oakley and Walker under the existing SERP Agreements other than those owed as a result of a change of control on him not directly or indirectly performing services that are substantially similar to those that he provided to the Bank for a business that is engaged in the business of banking within any county where the Bank has an office as of the date of the SERP Agreement or the date he separates from service with the Bank for a period beginning on the date that he separates from service and ending on the earlier of the date that payments are no longer being made to him under the Existing SERP Agreement to which he is a party, as amended, including as amended by the SERP Amendments, and the date he reaches the age of 80.

The description of the SERP Amendments included herein is qualified in its entirety by reference to each SERP Amendment, copies of which are filed herewith as Exhibits 10.3, 10.4, 10.5 and 10.6.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Wilson Bank & Trust Supplemental Executive Retirement Plan, dated as of June 23, 2025, by and between Wilson Bank & Trust and Kayla Hawkins.

10.2 Split Dollar Life Insurance Agreement, dated as of June 23, 2025, by and between Wilson Bank & Trust and Kayla Hawkins.

10.3 Third Amendment to Wilson Bank & Trust Supplemental Retirement Plan, dated as of June 23, 2025, by and between Wilson Bank & Trust and John C. McDearman III.

10.4 Third Amendment to Wilson Bank & Trust Supplemental Retirement Plan, dated as of June 23, 2025, by and between Wilson Bank & Trust and John Foster.

10.5 Third Amendment to Wilson Bank & Trust Supplemental Retirement Plan, dated as of June 23, 2025, by and between Wilson Bank & Trust and Clark Oakley.

10.6 First Amendment to Wilson Bank & Trust Supplemental Retirement Plan, dated as of June 23, 2025, by and between Wilson Bank & Trust and Taylor Walker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

Date:	June 26, 2025	By:	/s/ John C. McDearman III
John C. McDearman III President/Chief Executive Officer